Exhibit 5.1

December 17, 2003

Board of Directors
Cardinal Financial Corporation
8270 Greensboro Drive, Suite 500
McLean, Virginia 22102

Ladies and Gentlemen:

        This letter is in reference to the Registration Statement on Form S-1 (the "Registration Statement") filed by Cardinal Financial Corporation (the "Company") with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 1,207,500 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"). The Shares are in addition to the 6,037,500 shares of the Company's Common Stock registered on a Registration Statement on Form S-1, File No. 333-110693, filed by the Company on November 21, 2003, as amended on December 8, 2003 and declared effective December 17, 2003. The Shares are to be sold by the Company pursuant to an Underwriting Agreement filed as an exhibit to the December 8, 2003 amendment to the Registration Statement.

        We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

        The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

        Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the Shares are validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

        Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is incorporated by reference into the Registration Statement.

                      Very Truly Yours,

                      WILLIAMS MULLEN

By:	/s/ JOHN M. OAKEY, III John M. Oakey, III, a Shareholder